Exhibit 10(I)

                       AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment is made this 10th day of February, 1998, to the EMPLOYMENT AGREEMENT dated September 1, 1995 between STRATEGIC SOLUTIONS GROUP, INC. (formerly PACIFIC ANIMATED IMAGING CORPORATION), a Delaware corporation with its principal executive offices at 326 First Street, Suite 100, Annapolis, Maryland 21403 (the "Company"), and JOHN J. CADIGAN, residing at 287 Longpoint Road, Crownsville, Maryland ("Employee").

         WHEREAS, the Company and Employee desire to amend the Employment Agreement pursuant to a resolution adopted by the Board of Directors at a special meeting held on February 10, 1998;

         WHEREAS, Section 14 permits an Amendment to the Employment Agreement if in writing and signed by both parties.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained and the sum of $1.00 and other valuable consideration and intending to be legally bound hereby, the Company and Employee hereby amend the Employment Agreement as follows:

         1. Section 1. Term of Employment. is amended by changing the Termination Date from August 31, 1998 to August 31, 1999.

         2. In all other respects, the EMPLOYMENT AGREEMENT dated September 1, 1995, together with this AMENDMENT, is ratified, approved and confirmed.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.


Witness:                         STRATEGIC SOLUTIONS GROUP, INC.


_________________________        By:  /s/ A.DAVID ROSSIN
                                      __________________________________________
                                      A. David Rossin for the Board of Directors

                                 EMPLOYEE:

_________________________        By:  /s/ JOHN J. CADIGAN
                                      __________________________________________
                                      John J. Cadigan